EXHIBIT 10(o)

Manufacturing Agreement

For

Build-To-Print Systems

(“BTP”)

Agreement No.

by and between

Solectron South Carolina, a South Carolina Corporation

and

Stratus Computer Systems, S.a.r.l., Luxembourg (“Customer”)

Attachments to this BTP Agreement:

Attachment A: Pre-GA Statement of Work

Attachment B: Stratus Trademark Listing And Copyright Notices

Attachment C: Volume Pricing Matrix

Attachment D: CRU/FRU Listing

Attachment E: Volume Production Incremental Fees

(***) Indicates confidential material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Table of Contents

Section No.	Description

1	Precedence

2	Definitions

3	Term

4	Purchase Orders and Product Forecast

5	Material Procurement and Liability

6	Price Reviews

7	Delivery

8	Payment Terms

9	Quality

10	Engineering Changes

11	Repair, Logistics and Customer Service Depot Support

12	Property Management

13	Confidential Information

14	Warranty

15	Intellectual Property/License Grants

16	Termination

17	Dispute Resolution

18	Limitation Of Liabilities

19	Indemnification/Insurance

20	General

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MANUFACTURING AGREEMENT

For

Build-to-Print Systems

This Manufacturing Agreement (“Agreement”) is entered into as of April 14, 2000 by Solectron South Carolina, a South Carolina Corporation (“Solectron”), with a principal place of business located at 1000 Technology Drive, West Columbia, South Carolina 29170 and Stratus Computer Systems, S.à r.l., Luxembourg (“Customer”) whose principal place of business is located at Zugestr. 76, 6340, Baar, Switzerland.

Whereas, Customer manufactures, distributes and sells computer equipment and software, and

Whereas, Solectron is in the business of manufacturing, assembling, integrating and shipping computer systems and components for and on behalf of third parties and providing related services thereto, including product and process design services, logistics, repair, purchasing and provisioning services and shipping and freight forwarding services, and

Whereas, Customer desires to engage Solectron and Solectron desires to provide to Customer such manufacturing and related services for certain computer products. Now therefore, in consideration of their mutual promises, Solectron and Customer hereby agree as follows:

1.0	Precedence

1.1	This Agreement is intended to operate as a basic set of operating conditions regarding the business relationship between Solectron and Customer and shall apply to all Products listed in the Statement of Work(s) incorporated into this Agreement or hereafter added. Solectron and Customer agree to meet and review this Agreement one year after the date of the contract and mutually determine if changes should be made to any of the terms and conditions based on the then current business model.

1.2	This Agreement sets forth a non-exclusive arrangement between the parties. Customer and Solectron have the right to develop, have developed, procure, manufacture and/or market product or services now or in the future, including any which may be competitive with those which are the subject of this agreement. This Agreement does not guarantee that Customer will provide any Product(s) or Product volumes to Solectron; provided, however, the Product pricing and Services offered by Solectron are based on Customer representations of certain Product volumes and pricing and services may be adjusted if the volumes are not realized.

1.3

It is the intent of the parties that this Agreement and any applicable written Statement of Work shall prevail over the terms and conditions of any Solectron quotation, Customer purchase order, order acknowledgment form or other instrument. In the event of any

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conflict or inconsistency between this Agreement and any applicable agreed written Statement of Work, the written Statement of Work shall govern and control.

2.0	Definitions

2.1	Agreement – Unless the context otherwise requires, references to the Agreement include all applicable Statements of Work and all Attachments referred to herein and attached hereto, all of which are incorporated herein by this reference.

2.2	End of Life – means the date after which a component supplier will no longer supply a specific component.

2.3	Equipment – the items of finished hardware shipped by Solectron to or as directed by Customer hereunder.

2.4	Intellectual Property Rights – means all copyrights (including, without limitation, the exclusive right to reproduce, prepare derivative works, distribute, publicly display and publicly perform), patent rights (including, without limitation, patent applications), trade names, trademarks, service marks, trade dress, mask-work rights, trade secrets, moral rights, author’s rights, right of publicity, contract and licensing rights, rights in packaging, goodwill, industrial rights and other intellectual property rights as may exist now or hereafter come into existence and all renewals and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction throughout the world.

2.5	GA – refers to the date when a Product has been announced by Customer as “General Availability”.

2.6	Process Change Notice – refers to written notification that a supplier or test process that affects either form, fit or functionality of a specific component has been or will be changed as of a certain date.

2.7	Products – include Equipment, related software, related manuals and documentation, and packaging called for by the applicable Statement(s) of Work.

2.8	Statement(s) of Work (“SOW”) – documents incorporated herein as Attachment A(s) and agreed to in writing by both parties, which describe the work to be performed, the pricing for such work, the Specifications and any supplemental terms that additionally apply to such work. In the absence of such separate document(s), Solectron’s quotation(s) accepted in writing by Customer against which Customer’s orders are submitted and accepted will constitute the SOW. This Agreement may include multiple SOWs. If the SOWs provide conflicting instructions, the most recent SOW will supercede the older SOWs.

2.9	Specifications – That portion of each SOW provided by Customer and accepted by Solectron that provides objective, physical specifications for work to be performed. Solectron will purchase and assemble material according to such specifications and the other requirements of this Agreement.

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2.10	Services – are defined as, but not limited to pre-production planning, supply chain management, manufacturing process development and information systems development and implementation. The Solectron SC Engineering Services organization provides services to Solectron customers on a “quotation” basis only. Nothing in this contract is to be construed to mean that Engineering Services are included.

2.11	Trademarks – means the trademarks, trade names and service marks, if any, as listed in Attachment B as owned by or licensed to Customer (“Trademarks”).

2.12	Work Product – means (a) any net list, schematic, diagram, circuitry, technology, invention, idea, discovery, improvement, design, concept, technique, algorithm, formula, method, process, configuration, mechanism, model, system, network, data, plan, library, work of authorship, file, media, record, report, copy, pictorial work, graphic work, audiovisual work, hardware, firmware, computer interface (including for example but not limited to programming interfaces), computer language, computer protocol, computer software program or application (irrespective of whether source code or object code), flow chart, blueprint, drawing, graph, information, material, research or development, irrespective of whether patentable, or (b) any portion, copy or extract of such Work Product, irrespective of whether in tangible or intangible form, and irrespective of the media of such Work Product.

2.13	No Defect Found (NDF) – a Product returned to Solectron as defective, which in fact conforms to the applicable Product specifications and Test at the time of manufacture and/or other warranties under this Agreement or the failure is due to test gaps between Customer System Install and Customer Functional Tests conducted by Solectron.

2.14	Dead on Arrival (DOA) – means a Product that during the first use and powering up or initializing fails to operate in material conformance with the Product Specifications. The DOA time window is characterized as a failure within the first twenty-four (24) hours of first system boot up.

2.15	Early Life Failure (ELF) – Product fails to materially conform with the Product Specifications during the first sixty (60) days after initial power up.

2.16	Systems – Customer’s products referred to as Dual Module Redundant (DMR) or Triple Module Redundant (TMR), which include the integration of two or more subassembly groupings referred to as nodes.

3.0	Term

This Agreement shall be effective on June 16, 1999 and shall remain in force for an initial term of three (3) years unless terminated earlier as provided herein. This Agreement shall automatically be renewed for successive one (1) year increments unless terminated by either party in writing pursuant to Section 16 of this Agreement.

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4.0	Purchase Orders and Product Forecast

4.1	Customer will provide electronic purchase orders (“Purchase Orders” or “Orders”) using Customer’s Oracle system [fax or hardcopy purchase orders may be also issued by Customer, but this shall be the exception] for Product, in accordance with each individual SOW, at least eight (8) business days in advance of the earliest requested ship date set forth in such Order, unless agreed upon and specified otherwise in the SOW. Such Orders shall be effective upon acceptance by Solectron. Each Purchase Order will include complete “Invoice to” and “Ship to” addresses; quantity, description and price for each item; this Agreement number; and the ship date, all in accordance with this Agreement and the SOW. Customer may change the “Invoice to” and “Ship to” addresses set forth in any Purchase Order by giving notice of such change in writing to Solectron at least forty-eight (48) hours prior to the applicable ship date. The term “sales order” as used in the Customer Oracle system shall mean and refer to Purchase Orders or Orders. The term “delivery date” appearing on Customer’s Orders or change orders means the date Products arrive at the delivery location designated by Customer.

4.2	Within two (2) business days after receipt of any Purchase Order, Solectron will provide Customer with written or electronic acknowledgment accepting the Purchase Order or rejecting the Purchase Order and stating the reasons therefor. In the event that Solectron fails to notify Customer within two (2) business days, the Purchase Order will be deemed rejected. Solectron shall not reject any Order issued by Customer that is within the Forecast and otherwise in compliance with and conforms to the requirements of this Agreement and the configuration rules. On acceptance of an Order, Solectron shall confirm the requested delivery date if it complies with Section 4.1.

4.3	It is agreed that Customer will provide Solectron, on a monthly basis, a rolling twelve (12) month Product forecast by Product model and feature mix (“Forecast”). Forecast information shall be for planning purposes only and shall not represent Customer’s commitment to purchase any or all of such Product. After the receipt of Customer Forecast, Solectron shall provide Customer an acknowledgement of Solectron’s supply commitment (“Supply Commitment”) for the requested Product in the Forecast within five (5) business days of the receipt of the Forecast. The Supply Commitment shall not be a commitment by Solectron to provide the Forecasted capacity.

4.4

No Order may be (***) or (***) after Product has (***). Subject to the terms and conditions of this Paragraph, Customer may (***), (***) or (***) Orders for systems after (***) has begun. No Orders for (***) other than (***) may be (***) or (***) after (***) has begun. Customer will provide approved sales orders to Solectron for system orders and will provide a new sales order or change order for any required change to an approved sales order after manufacturing has begun. If the change required cannot be supported by a new sales order (ie: memory or processor changes to a CPU Node in a system), a (***) will be (***) by Solectron to Customer from Attachment E. Attachment E is a mutually agreed to schedule of fees for Orders cancelled, rescheduled, or reconfigured Attachment E may be updated on a periodic basis, upon mutual agreement between Solectron and Customer. Customer agrees to (***) the (***) for Orders (***), (***) or (***). In the event a request to (***), (***) or (***) an order is

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necessitated by the failure of Solectron to properly execute an approved Order, then the (***) in Attachment E shall not apply to the affected Order. (***) of (***) outlined in Attachment E shall be on a per incident basis and (***) upon completion of the affected Order.

4.5	Solectron will use best commercial efforts to maintain the (***) to (***) all Product quantities as represented in its Supply Commitment. Solectron will also maintain the (***) to (***) Customer to (***) the Product forecast by the amounts noted in the table below.

Days Prior to Delivery	Allowable Order (***)
(***) to (***) Days	(***)%
(***) to (***) Days	(***)%
(***) to (***) Days	(***)%
>(***) Days	(***)%

The (***) describing the allowable order (***) in the above table will be available for a (***) increase in Product volumes during the time frame specified. Solectron will use commercially reasonable efforts to (***) all Customer requested order (***) in accordance with the above table. If Solectron becomes aware of a condition that is likely to impede Solectron’s (***) of the Customer’s requested (***) which are within the parameters of the above table, Solectron will promptly inform the Customer of such condition. Solectron and the Customer will then work together in good faith to develop a plan which addresses the need for (***) Product volumes. In addition to the above based upon material availability and capacity, Solectron will use reasonable commercial efforts to (***) any requested order (***) over the (***) limits.

To accommodate (***) Forecast, Solectron and Customer agree in the event that Solectron has to pay purchases premiums or expediting fees (including special freight costs) to procure materials to manufacture Product (***) the Forecast, Solectron shall (***) these (***) and (***) to the Customer provided Customer has given prior approval to (***) or expediting (***).

4.6	Solectron will deliver Products and perform Services in accordance with (a) the date(s) and (b) in the manner specified in the applicable Order. Solectron must notify and Customer must approve any request by Solectron to deliver an incomplete shipment.

5.0	Material Procurement and Liability

5.1	Solectron is authorized and Customer recognizes the need to purchase materials using standard purchasing practices including, but not limited to, acquisition of material recognizing Minimum or Economic Order Quantities (“MOQ”), ABC buy policy, unique or custom material and/or long lead time component management in order to support Customer requirements and meet the Product Forecast and (***). Some of these purchases may include non-cancellation/non-returnable terms. Customer recognizes its financial responsibility for the material purchased by Solectron on behalf of Customer in accordance with the Product Forecast and (***).

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5.2	Each month Solectron will review its ending inventory position and compare this to Product Forecast. Any on hand inventory levels greater than (***) days forecasted consumption shall be considered Excess Material, provided such material was not brought into inventory in advance of the lead-time required to support Product Forecast, unless subject to section 5.1. Solectron shall charge Customer, and Customer agrees to (***) for such Excess Materials at the (***) of (***) percent of the material (***) per month and Solectron shall (***) the Excess Material for (***) months. Such (***) only applies to inventory on hand and does not apply to material on order, but not yet delivered to Solectron. If Customer fails to consume the Excess Material by the end of the (***) month, Customer agrees to pay Solectron for its normal total acquisition cost of those materials, including, without limitation, item cost and handling charges. Solectron will continue, at Customer’s option, to hold the Excess Material (***) to the (***). Should Customer request Solectron hold the Excess Material, and Customer consumes some or all of the inventory in the production of Product by Solectron at a later date, Solectron will then credit back to Customer the acquisition cost paid, in an amount equal to the inventory consumed. Solectron shall have the option to (***) Customer with a mutually (***) for such Excess Materials or ship such Excess Materials to the location which Customer specifies at Customer’s expense and risk. Solectron shall undertake reasonable commercial efforts to (***) material inventory on hand due to Excess Material, obsolete material, cancellations, changes and discountenances of products, including canceling all applicable material purchase orders and reduce component inventory through return for credit programs or allocate components for alternate programs or customers, if applicable.

5.3	In the event of termination, cancellation, discontinuance of Product by Customer, or excess or obsolete material due to Customer changes, including, but not limited to, an engineering change or change in Forecast by Customer, (***) shall be liable for and (***) to (***), upon invoice, for Products and material inventory, including, but not limited to, long lead-time material, unique/custom material, non-cancelable material, and MOQ’s, as follows: (i) the contract price of all finished Products in Solectron’s possession which shall be delivered to Customer, or as directed by (***) and (***) in accordance with Section (***), (ii) the (***) by (***) plus all costs of acquisition and handling for material inventory purchased in accordance with this Agreement, whether in raw form or work in process, and not returnable to the vendor or usable for other customers at the time of termination, cancellation, discontinuance, etc., (which material shall be delivered to or as directed by (***) and (***) in accordance with Section (***)), (iii) the actual cost paid by (***) of material on order (which cannot be canceled and which are not useable for other customers at the time of termination, cancellation, discontinuance, etc.), which material shall be delivered to or as directed by (***) promptly upon (***) receipt thereof, (iv) non-recurring services necessitated by work stoppage caused by such Customer changes in an amount not to exceed (***)% of the (***) purchase price of such purchase order, and (v) any vendor cancellation charges actually paid by (***) with respect to material canceled or returned to the vendor, including without limitation any shipping costs. Once compensation has been received, ownership, title and risk of loss for the materials shall transfer to (***).

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5.4	Solectron will have internal processes in place and use commercially reasonable efforts to provide Customer with any supplier End of Life or Process Change Notices received by Solectron. Such process will provide Customer with the supplier component part number that will be End of Life’d or that is being changed by the supplier, the timeframe for the supplier action, the projected impact of the action based upon the Customer forecast currently in place and any proposed alternate sources that have been investigated by Solectron that could be qualified as a replacement for the component that will be End of Lifed or that is being changed. Solectron will make an effort to provide Customer with (***) days notification, dependent upon the timeframe of notification from such vendors. Solectron and Customer will mutually agree on appropriate inventory strategies and qualification processes associated with any End of Life and Process Change Notice activity. Notwithstanding the foregoing, in the event that Customer receives any End of Life and/or Process Change Notice, Customer will use reasonable efforts to provide Solectron with (***) days notification, dependent upon the timeframe of notification from such vendors.

6.0	Price Reviews

6.1	Solectron and Customer will meet quarterly during the term of this Agreement to review Product pricing, and to determine whether any price increase or decrease is appropriate. Notwithstanding the foregoing, the parties agree that prices may also be adjusted on a periodic basis for major changes in the cost of (***) direct costs and quantity requirements that occur during the quarter. Provided, however, such adjustments shall not occur (***) frequently than (***) per (***). Except as otherwise required by this Section 6.1 or the applicable Statement of Work, any mutually agreeable (***) shall apply only to Purchase Orders or material releases issued (***) the (***) date of such mutually agreeable price change and will be dependent upon (***). Further, if the price change is the result of a change in the price of a long lead-time or unique components already ordered by Solectron, the price (***) into (***) until the (***) is (***).

6.2	Solectron will use reasonable commercial efforts to (***) opportunities that Solectron becomes aware of, including recommending design, process or test changes, or new sources of supply which may (***) in an (***) and will (***) a (***) per (***) (which includes (***) of certain components such as, but not limited to, memory, storage devices and microprocessors).

6.3	Solectron will (***) information to the customer as appropriate during the (***) repricing review. For a period of (***) months following the agreed implementation of any such new sources, design or process change recommended by Solectron and approved by Customer, Solectron shall retain (***) percent of all such (***) in (***). Thereafter, Customer shall be entitled to (***) of such (***). If the new source, design, process or test change is proposed by (***), (***) shall be entitled to (***) of such change immediately after implementation. It is agreed by Solectron and Customer that (***) driven (***) affecting microprocessors, memory components or storage devices will not be considered as Solectron generated (***) achievements as they relate to any (***) programs. Such (***) will (***) to (***) as they are implemented.

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7.0	Delivery

7.1	Title to the Equipment and risk of loss of the Products or Services shall pass to Customer (***) manufacturing site for domestic shipments and (***) point of shipment for (***) shipments. Customer shall notify Solectron in writing of any incomplete shipment within ten (10) days after Customer’s receipt of each shipment at the designated destination. Solectron will use (***) to ship Products on time per the committed ship date. On Time Delivery is defined as shipment of Product by Solectron (***) it is scheduled for shipment.

7.2	Solectron shall ship Products directly to the “ship to” address specified by Customer in the applicable Purchase Order, by one of the methods of shipment specified in the applicable SOW, or as specified by Customer in such Purchase Order. Customer may by designation in the Purchase Order require delivery of Products in installments and may specify the (***) and the quantity of each installment.

7.3	Upon learning of (***) shipping (***), Solectron will notify Customer as to the (***) of such (***) and the actions taken by (***) to (***) or (***) such (***). For (***) by (***) will, at (***) to (***), (***) such as material (***), (***), (***) costs, or (***) required to meet the specified (***).

7.4	Customer shall have (***) business days from the date of (***) of the Products to (***) or (***) the Products. Customer will give Solectron reasonably detailed notice in writing of deficiencies not later than five (5) business days after the rejection of said Product and follow Solectron’s RMA policy as set forth in 11.4 in returning the rejected Product. Solectron’s receipt of the rejected Product shall begin the cure period described below. Solectron shall use commercially best efforts to repair or replace such rejected Products within (***) business days of receipt of rejected Product. If such rejected Product is not satisfactorily remedied by repair or replacement within (***) business days due to Solectron’s fault and Customer no longer has a demand for the Product, Customer may (***) the rejected Product. (***) shall be responsible for all freight charges for return of Products, except for NDF returns, due to either rejection as provided in this Section 7.

8.0	Pricing/Payment Terms

8.1	Product pricing shall be agreed to by both parties and set forth in Attachment C. Prices may be adjusted from time to time as set forth in section 6.0.

8.2	Prices for non-recurring items, including without limitation, services for special, development or other activities listed in the SOW, tooling and test fixtures, shall be set forth in the SOW. Solectron may invoice Customer upon commitment to obtain such non-recurring items.

8.3

Solectron shall deliver to Customer an invoice for each shipment of Products or Services ordered pursuant hereto on or after the date that Solectron ships the Products or performs the Services. Each invoice shall be a single copy and shall contain the following information: Customer’s order number, Customer’s part number, a description of the Products or Services delivered to Customer or performed, quantities and unit prices.

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Correct invoices shall be due and payable in full within (***) days after the date of invoice. Except for applicable taxes, duties, customs or similar charges, the prices for Products and Services are inclusive of all other costs and expenses. No charges other than those described above will be allowed without prior written consent of Customer.

8.4	The amount of any present sales, use, excise or other similar tax applicable to the Products or Services not measured by income of Solectron shall be paid by Customer, or in lieu thereof, Customer shall provide Solectron with a tax exemption number or, at Solectron’s request, with a tax exemption certificate acceptable to the taxing authority. Any taxes to be paid by Customer shall be separately stated on Solectron’s invoice.

8.5	The prices charged to Customer by Solectron for Products or Services are (***) of transportation charges. Solectron shall be provided with (***) and Customer’s routing guide for all shipments to be made on Customer’s behalf. The (***) will allow for the appropriate third party billing to (***) of all transportation charges. Solectron agrees to comply with Customer’s routing guide. Solectron shall put the Products in the possession of a carrier selected by (***), and will obtain and promptly deliver to Customer any documents necessary to obtain possession of the Products. (***), at its own expense, shall be responsible for obtaining adequate insurance covering the Products or Services while the Products or Services are in Solectron’s possession.

8.6	Currency will be in U.S. Dollars, unless otherwise agreed upon by the parties and stated in the applicable SOW.

9.0	Quality

9.1	Solectron shall (i) provide Products and perform (***) and (***) functional (***) on such Products in accordance with the Specifications and (ii) utilize statistical process control of critical process parameters to monitor and maintain their processes; SPC records, including actions taken to bring processes back into control (***) for (***), (iii) provide to Customer (***) and (***) reports. Such reports shall be provided on a (***) basis in a standardized format that allows review of overall performance and performance of individual products. The parties agree to meet (***) to discuss process and Product quality issues; at said meetings, action items shall be agreed-upon and reviewed to (***) or (***) top (***) items and to implement and maintain a continuous improvement process to improve all facets of Product quality.

9.2

Solectron shall ensure that the Products (***) the (***) and are (***) and (***) prior to (***) in accordance with applicable (***) and (***) methods and procedures (***) to by (***) and set forth in the applicable Specifications and or SOW at the time of manufacture. Solectron will deliver to Customer (***) Products (***) to the applicable test requirements, unless it has obtained prior written approval from Customer for a deviation. Products are subject to (***)’s quality inspection and testing on (***)’s premises or on (***) premises, at (***)’s option. (***) shall have the right to (***) such (***) and (***) at (***)’s premises at (***) upon reasonable notice to Solectron (“Source Inspection”). If any such Source Inspections are performed, Solectron shall provide Customer’s inspector(s) with reasonable access to facilities and assistance (***).

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Solectron’s (***) quality (***) shall be based on the meeting quality goals mutually agreed to by the parties. The base quality level required for all Products will be set by (***) on or shortly after the commencement date of this Agreement and shall be reviewed and reset by (***) at the beginning of each quarterly period based on the year to date results. If Products do not meet the base quality level, both parties hereby agree that they will use best commercial efforts to fix and/or improve processes and product design in the areas causing the deficiencies.

9.3	The shipment by Customer to Solectron (i) of rejected Products (as defined in Section 7.4) or (ii) of defective in warranty Products (as defined in Section 14) and the return shipment by Solectron to Customer of replacement or repaired Products shall be (***)’s sole expense, and (***) shall be responsible for in-transit risk of loss of or damage to such Products, except for NDFs, which are covered in Section 11.5. Each Product repaired by Solectron and returned to Customer shall exhibit an identifying mark to indicate such Products were repaired.

9.4	Solectron represents that it is ISO 9000 or better certified. Upon reasonable written request, Solectron shall allow Customer personnel and representatives reasonable access to its manufacturing facility and such other places as the Products may be stored for purposes of inspecting such facility, the equipment used therein and the Products, both finished and in process of assembly or subject to performance of Services and shall cooperate and provide Customer with reasonable assistance in its inspection efforts.

9.5	(***) is solely responsible for the Product’s compliance with all applicable UL, CSA, FCC, CE, TUV and other approvals, standards and regulations. (***) will notify (***) in advance of designating (***)’s (***) location as the manufacturing location for the purposes of such approvals. (***) will reasonably cooperate with public and private regulatory organizations to allow periodic inspections at mutually acceptable times to maintain such approvals. Should the Products or any changes thereto (***) to (***) the applicable approvals, standards or regulations, (***) shall have the right to, and (***) may require that (***) production, without being in breach of this Agreement, until Customer and Solectron agree to required changes and/or applicable qualifications are met. (***) is responsible for obtaining, at its own cost, required approvals relative to any changes.

9.6	(***) shall monitor, report and use reasonable commercial efforts to verify (***) all component supplier quality performance with regard to specification compliance. Solectron and Customer agree to (***) whenever required in support of Customer’s Product quality and reliability goals.

9.7	Solectron and Customer agree that based on Customer’s requirement, a request for (***) will be responded to within (***) business days for an urgent request and (***) business days for a normal request.

9.8	Solectron and Customer will agree on a (***) that will be accessible through (***) that will allow Customer to monitor specific quality data. These items to be tracked will be mutually agreed to by Customer and Solectron during the Pre-GA manufacturing phase.

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9.9	Solectron will use reasonable commercial efforts to provide on (***) to include test (***), first level (***) and (***) investigations including leveraging of the supplier of the component for further failure analysisassembly instruction updates, routine debug assistance, and post mortem investigations on Dead On Arrival (“DOA”) shipments to Customer.

9.10	Solectron agrees to maintain (***) at their Columbia, South Carolina facility (***) will be (***) to supporting the Customer (***). The (***) will be the focal point for communicating with Customer. The (***) will provide the support required by Customer in the areas of product (***) requests, (***) tracking, (***) reporting, and other areas that will be agreed to by Customer and Solectron.

9.11	Solectron and Customer will utilize (***)’s Customer (***). The parties will mutually agree on content, frequency of issuance and the appropriate review process.

10.0	Engineering Changes

Customer may, upon advance written notice to Solectron, submit engineering changes for incorporation into the Product. The notification shall include documentation of the change to effectively support Solectron’s investigation of the impact of the engineering change. The notification shall also state whether the change is mandatory or non-mandatory. For non-mandatory changes, Solectron (***) to (***) on hand material, thereby minimizing associated costs with engineering change implementation. (***) will be held solely responsible for identifying and notifying (***) of any agency re-certification(s) if required as a result of either type of change, mandatory or non-mandatory. Solectron will make commercially reasonable efforts to review the engineering change and report to Customer within (***) of receipt of the complete documentation from Customer. If such engineering change(s) relate to safety or other related emergency situations, Solectron will make commercially reasonable efforts to review the engineering change and report to Customer within (***) of receipt of the complete documentation from Customer. Solectron and Customer shall mutually agree on a definition of safety or emergency situation. For approved Engineering Change Notices that require rework or scrap, Solectron will provide estimates of rework costs or scrap costs, as well as estimates of lead times for rework or new part procurement. The report for mandatory Engineering Change Notices shall include costs, material costs (including but not limited to excess materials and cancellation or restocking fees), and schedule impacts. If any such change affects the price, costs, delivery, or quality performance of said Product, an (***) will be (***) between Solectron and Customer prior to implementation of the change. Solectron hereby agrees to (***) mandatory changes for safety related or critical changes as determined by Customer. In the event Customer requests a change be implemented prior to Solectron’s evaluation of pricing or mutual agreement on price adjustment and schedule impact, Solectron will use commercially reasonable efforts to perform as directed and Customer will be liable for all reasonable costs associated with such implementation.

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11.0	Repair, Logistics and Customer Service Depot Support

11.1	Solectron and Customer will jointly evaluate service and depot options to be provided through a combination of internal capabilities as well as the capabilities of third party service providers. It is Solectron’s intent, once it fully understands Customer’s needs, to offer a program that meets or comes close to offering the services desired by Customer. This is a statement of intent and in no way obligates Solectron to deliver or release any kind of specific service offering. These service offerings may be dependent upon third party arrangements. In the event that these arrangements cannot be finalized, for whatever reason, Solectron may not offer, or may choose to offer a very limited set of optional service offerings. Since these programs are not yet finalized, pricing may not be available at the commencement of this Agreement term. Once a service or depot program is identified, such pricing shall be mutually agreed to in writing by the parties.

11.2	Solectron shall provide serial number data for Customer’s end-user warranty tracking information for all Field Replaceable Units (FRU) and Customer Replaceable Units (CRU) level components listed in Attachment D. Customer will be responsible for calculating and forecasting spare parts requirements.

11.3	Solectron agrees to provide (***) delivery to Customer for any replacement parts or Products required due to either full system or specific components diagnosed as being dead on arrival (“DOA”) at the Customer’s ship-to location. Solectron may use new or like new components and materials for repair or replacement of DOA parts or Products.

11.4	Customer shall (i) notify Solectron of all DOA, defects or breaches of warranty and request a Return Material Authorization (“RMA”) number, and (ii) within ten (10) days of receipt of the RMA number from Solectron return such rejected Product to Solectron, properly insured. In the event that Solectron determines that the returned Product is defective and properly rejected by Customer, Solectron shall at its option, repair or replace such defective Product, or accept return for credit of such defective Product as specified herein. Solectron shall return to Customer, (***), all repaired or replaced Products properly rejected by Customer. In the event that any rejected Product is determined by Solectron to not be defective, (hereafter “No Defect Found” or NDF), where failures are the result of test gaps between Customer tests and Solectron functional tests or to have been modified or subjected to unusual electrical or physical stress, misuse, abuse, unauthorized repair or otherwise not covered by Solectron’s Warranty, Customer shall (***) Solectron a (***) of (***) per NDF, and return of such Product to Customer. For the (***) month period after Customer ships its first Product, Customer will not be (***) the (***) NDF (***) for (***) of the (***) DOA returns diagnosed NDF.

11.5	If a Product, in fact, conforms to the applicable Product specifications and Test at the time of manufacture and/or other warranties under this Agreement or the failure is due to a test gaps between Customer System Install and Customer Functional Tests conducted by Solectron, Solectron shall return such NDF products to the Customer freight collect. (***) shall be responsible for the NDF (***) set forth in 11.4.

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12.0	Property Management

12.1	(***) shall be responsible for consigned materials and all equipment and tooling furnished to Solectron by Customer, if any (collectively “Customer Material”). If Customer consigns any parts to Solectron, the parties shall agree upon the following, including but not limited to, inspection and handling procedures, shrinkage allowances, warranty and quality issues, prior to shipment of the parts to Solectron. Solectron shall provide Customer, on a periodic basis as agreed by the parties, a reference list showing quantity on hand and quantity on order of all longlead time, high-cost components used in the performance of Services. Customer represents that all Customer Material is Year 2000 Compliant as defined in Section 14.1.

12.2	(***) will acquire or develop certain non-recurring engineering tooling and/or fixtures (the “NRE Tooling”) only upon receipt of written authorization or applicable purchase order from (***). At its option, (***) may provide such NRE Tooling to (***). Customer may, from time to time, and (***) Solectron loan certain functional test equipment (“Test Equipment”) to Solectron, solely for the purpose of performing functional tests and repair on the Product. Any such NRE Tooling or Test Equipment shall be listed in each applicable SOW as required. If any such NRE Tooling or Test Equipment requires calibration, upon equipment delivery, the Customer must also deliver recent ISO certified calibration documentation and provide Solectron access to the Customer recalibration process if timeframes require subsequent recalibration. NRE Tooling & Test Equipment shall be included in the term “Customer Material” as herewith used. Solectron shall (i) exercise reasonable care in the use and custody of Customer Material solely for purposes of performing its obligations hereunder, (ii) perform regular maintenance on said Customer Material, if applicable, (***), excluding replacement of parts for which (***) will be (***); provided, however, that (***) will not pay for replacement of parts which are damaged by (***), excluding normal wear and tear, and (iii) repair Customer Material at a reasonable charge, unless such Customer Material was damaged by Solectron, excluding normal wear and tear. Replacement of non-repairable Customer Material is subject to Customer’s verification of the condition. Customer and Solectron shall work together to develop a preventive maintenance plan for each piece of Customer Material. All Customer Material is the property of Customer. Solectron shall return to Customer, or assign at Customer’s written direction, any or all Customer Material upon termination or expiration of this Agreement, or receipt of Customer’s written request therefor. Solectron shall provide Customer a written inventory list of all Customer Material quarterly or as specified in the SOW.

12.3	All Customer Material furnished to Solectron or paid for by (***) in connection with this Agreement shall:

12.3.1	Be clearly marked and segregated;

12.3.2	Remain the personal property of Customer;

12.3.3	Be kept free of liens and encumbrances; and

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12.3.4	Unless otherwise agreed, be maintained and repaired by (***), except for routine maintenance, for which (***) is responsible.

12.4	(***) shall hold Customer Material at (***) risk and shall not modify the Customer Material or use it for any purpose other than in connection with this Agreement without the written permission of Customer. Upon Customer’s request, Solectron shall redeliver the Customer Material to Customer in the same condition as originally received by Solectron with the exception of reasonable wear and tear. In the event the Customer Material is lost, damaged or destroyed, while in Solectron’s possession, Solectron’s liability for the Customer Material is limited to the replacement cost of the Customer Material; provided, however, that, immediately upon Solectron’s discovery thereof, Solectron shall notify Customer of such loss, damage or destruction or of any other information pertaining to such Customer Material which is reasonably likely to impair Solectron’s ability to manufacture Product as required hereby in a timely manner. In the event that Customer requests the return of Customer Material that is necessary for the manufacture of any Product(s) for any reason other than in connection with maintenance and repair, the request for the return (***) be (***) a (***) of (***) for said Product and the provisions of Section 5.0 shall apply thereto. The ship date for Products to be manufactured during any period in which Customer holds any such necessary Customer Material for maintenance or repair shall be deemed to have been extended for the number of days from (and including) the date of return of such necessary Customer Material to Customer until (but excluding) the date of redelivery thereof to Solectron.

13.0	Confidential Information

13.1	The parties anticipate that each shall disclose to the other in connection with their performance of this Agreement certain information that the party considers proprietary and confidential (“Confidential Information”).

13.2	Confidential Information may be communicated electronically, orally, visually, in writing or in any other recorded or tangible form. All data and information shall be considered to be Confidential Information under this Agreement (i) if a party has marked it as such; or (ii) if a party, electronically, orally or in writing has advised the other party of the confidential nature of the information.

13.3

The recipient shall protect the disclosed Confidential Information by using the same degree of care to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the recipient uses to protect its own confidential information of a like nature, but no less than a reasonable degree of care. Unless otherwise agreed in writing by the parties, a recipient’s duty to protect the Confidential Information disclosed under this Agreement shall expire ten (10) years from the expiration or termination of this Agreement. Except as permitted by this Agreement, the recipient shall not disclose any part of the other party’s Confidential Information to anyone except to those of its employees, agents, and contract/temporary workers who have (i) a need to know the same to accomplish the purposes of this Agreement, (ii) signed an Agreement under which they shall keep confidential such Confidential Information, and (iii) agreed to use

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such Confidential Information only for the purposes of performing recipient’s obligations under this Agreement.

13.4	The terms of this Agreement are considered Confidential Information by both parties, but may be disclosed to directors, officers, employees, attorneys, accountants, contractors, banks or actual or potential financing sources of recipient, but only if and to the extent such persons need to know the information for the performance of their duties and are subject to confidentiality agreements or fiduciary duties of confidentiality to recipient and agree to use such information only for such duties.

13.5	This Agreement imposes no restriction upon the recipient with respect to disclosure or use of information: (a) that was in the recipient’s possession before receipt from the discloser; (b) that is or becomes a matter of public knowledge through no fault of the recipient; (c) that is received by the recipient from a third party without a duty of confidentiality; (d) that is disclosed by the discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by the recipient; (f) to the extent the information is disclosed in accordance with the order or requirement of a court, administrative agency, or other governmental body (provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure); (g) that is disclosed by the recipient with the discloser’s prior written approval; or (h) as required by the federal securities law and rules and regulations thereunder.

13.6	In the event of a breach of any of the foregoing provisions, the receiving party agrees that the harm suffered by the disclosing party would not be compensable by monetary damages alone and, accordingly, that the disclosing party shall, in addition to other available legal or equitable remedies, be entitled to seek an injunction against any unauthorized disclosure.

14.0	Warranty

14.1	Solectron affirms that its manufacturing facilities and operations, material to the performance of this Agreement, are (***). If such internal systems and equipment not yet (***), then Solectron agrees to use its best commercial efforts to cause such internal systems and equipment to (***) in a (***) matter. As used herein, (***) means that:

(a)	(***) will (***) normally and (***) will not produce erroneous (***) and/or processing;

(b)	the equipment and systems will (***) and (***) data correctly and reliably over the range of (***) the application is expected to handle;

(c)	the equipment and systems explicitly (***) and (***) the (***) (four (***)) eliminating ambiguity and potential errors; and

(d)	for any (***) not explicitly (***) within the equipment and systems, the correct (***) is unambiguous for all manipulations involving that element and is displayed using at least (***) for the (***).

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14.2	Solectron warrants that: (i) for a period of (***) days from the date of (***) of the Product, such Product will (***) of (***) in (***) and (***) by (***), (ii) such Product will be (***) and (***) of all (***) and that Solectron will (***) and (***) to such Product, and (iii) Products and Services shall (***) to the applicable Specifications, at time of (***), described in each SOW. (***) will also (***) on through to (***) and (***) warranties and indemnities (***) from all applicable Product manufacturers or suppliers. Customer may return Products to the designated Solectron repair facility. In the event that any Product manufactured shall not be in conformity with the foregoing warranties, Customer’s sole and exclusive (***) and (***), shall at (***) option be to (***) or (***) the (***) to (***). Solectron may use (***) or (***) components and materials for (***) or (***) of defective parts or Products. Solectron shall use its best commercial efforts to (***) or (***) the nonconforming Product within a turn around time (TAT) to be mutually agreed to by Solectron and Customer. Solectron and Customer agree to work in good faith to establish the TAT prior to Customer’s targeted Product release. Once established, if after such TAT Solectron is unable to provide a conforming Product, Customer may be (***) to (***) of (***) for such nonconforming Product. If (***) does not (***) to (***) such (***), Solectron shall continue to use best commercial efforts to (***) a (***) Product.

14.3	In the event of a Product failure is due to defects in the materials, design or workmanship of Products or the performance of Products or Services, the parties shall promptly work together to conduct a failure analysis. The purpose of the analysis is to identify the nature of the failure and determine whether it results from components, the assembly process, design or the Specifications. (***) shall create a written failure analysis report documenting the parties’ findings. The party responsible for the defect, at its expense, shall use commercially reasonable efforts to correct such defect. If the parties cannot agree on the source of the defect, they shall negotiate in good faith an equitable allocation of the cost of resolving the problem and cooperate in good faith on a best commercial efforts basis to identify the most cost-effective solution.

14.4	(***) shall have no liability or responsibility for any (***) due to defective or failed Product claims as set forth in Section 14 to the extent that the claims result from: (a) (***)’s (***) with (***) Specifications and/or manufacturing processes; (b) inadequate operating environment, accident, disaster, neglect, abuse, or misuse after delivery to or as directed by (***); (c) a defect caused by the Product Design; (d) external or environmental factors after delivery to or as directed by (***); (e) follow-on handling, processing, or manufacturing of Products after delivery to or as directed by (***); (f) the repair, attempted repair, modification, or alteration of the Product by a party other than (***) or (***)’s designee; (g) electrostatic discharge damage after delivery to or as directed by (***); and (h) Products for which (***) has requested (***) not to (***) or for which (***) has failed to provide a (***).

14.5	Solectron makes (***) as to (***) which is supplied on an (***). Likewise Solectron makes (***) as to (***) or (***) except warranties for (***) and (***) will apply.

14.6	THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF, AND SOLECTRON EXPRESSLY DISCLAIMS AND CUSTOMER WAIVES ALL OTHER

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REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR USE.

15.0	Grant Of License/Intellectual Property

15.1	(***) that it is the (***) or (***) of all Intellectual Property Rights in the information provided to (***) in order to manufacture the Equipment and/or Products, and that it has the right to make available to (***), material and other information, including drawings, designs and specifications. Additionally, (***) and (***) that it is the (***) or (***) of (***) provided to (***) hereunder and/or has the right to supply the software.

15.2	Customer hereby grants to Solectron, during the term of this Agreement, a nonexclusive, nontransferable, royalty-free right and license, without the right to sublicense, to use and reproduce the software component of the Product(s) in binary form (“Software”) and any other Product-related end-user documentation provided to Solectron, solely for the purpose of including said binaries, as applicable, in the Products as contemplated by this Agreement.

15.3	Solectron acknowledges Customer’s ownership of and right to the Intellectual Property Rights in the Products, and agrees that it will do nothing inconsistent with such ownership or rights. Nothing in this Agreement shall give Solectron any right, title or interest in the Intellectual Property Rights other than the right to use and develop same for Customer as provided herein. In addition Solectron shall:

(i)	not challenge, deny or disavow Customer’s ownership or other rights in Customer Intellectual Property Rights, to the extent that such Intellectual Property is not a pre-existing work product of Solectron, or otherwise attack the validity of the license granted herein or modify, reproduce, duplicate, copy or otherwise disclose, use, distribute or disseminate the Intellectual Property Rights in any form, except as expressly provided herein;

(ii)	restrict disclosure of and access to Customer Intellectual Property Rights and Customer Confidential Information to those of its employees and permitted subcontractors who are required to use Customer Intellectual Property Rights and Customer Confidential Information only in the course of their employment and only for purposes consistent with this Agreement;

(iii)

use reasonable efforts, but without being required to initiate legal procedures, to prevent any third party from infringing upon Customer’s rights in Customer Intellectual Property Rights and to notify Customer promptly of any unauthorized use of Customer Intellectual Property Rights by others as each such unauthorized use comes to Solectron’s attention. The foregoing shall not relieve or otherwise diminish Solectron’s obligations of confidentiality as provided in Section 13 and of otherwise using Customer Intellectual Property

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Rights and Customer Confidential Information, only for the purposes and in the manner authorized in this Agreement;

(iv)	upon termination of this Agreement, and at its own expense, promptly return to Customer all Customer Confidential Information and drawings, blueprints, manuals, specifications, lists, documentation, source or object code, tapes, disks or other storage media, letters, notes, notebooks, reports, flowcharts, and all other material in its possession it under its control relating to the Intellectual Property Rights, including any copies thereof;

(v)	recognize that the Software is copyrighted. The act of copyrighting shall not cause or be construed as causing the Software to be in the public domain. Except as specifically set forth herein, or as may be permitted in writing by Customer, Solectron shall not (1) make and maintain more than one archival copy (for backup purposes only) of the Software, (2) provide, transmit or otherwise make available the Software or any part or copies thereof to any third party or (3) reverse engineer, reverse compile or reverse assemble the Software; and

(vi)	include the copyright, restricted right, patent and trademark notices on the Products as specified in Attachment B.

15.4	Solectron shall reproduce any designated trademarks and copyright notices on all Products provided under this Agreement, in accordance with Customer’s instructions and policies concerning use of trademarks. Subject to this Agreement, Customer hereby grants to Solectron, during the term of this Agreement, a nonexclusive, nontransferable, limited license to use the trademarks solely to place them on the Products and accompanying material as provided herein. Solectron shall use the trademarks in a format and style approved by Customer and shall not change the format, style or quality of the trademarks without Customer’s prior written approval. Upon request, Solectron shall supply Customer with samples of any materials distributed by Solectron which utilize or include the trademarks. Customer may in its sole discretion, approve or disapprove of such use. Solectron shall do nothing inconsistent with Customer’s ownership rights in the trademarks, and agrees that Customer owns all rights to the trademarks and such use and goodwill associated with the trademarks will inure to the benefit of Customer. Solectron shall not attempt to register the trademarks in any jurisdiction. Except as expressly provided herein, Solectron will not use any Trademarks or any trademarks or trade names confusingly similar to any trademark.

15.5	Each party shall have agreements with its employees and consultants such that ownership of such persons’ inventions and authored works vests in the employer or in the entity which hired the consultant, respectively.

15.6

If either party creates or owns Pre-existing Work Product: (a) such party (“owning party”) shall solely own such Pre-existing Work Product (subject to any right of any third party), notwithstanding disclosure or delivery to the other party of such Pre-existing Work Product; (b) the owning party shall have the right to hold in its own name all

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Intellectual Property Rights that may be available in (or result from) such Pre-existing Work Product; and (c) the other party shall have no license, sublicense, right or immunity, either directly or indirectly, or by implication, estoppel or otherwise, under such Intellectual Property Rights, except as expressly provided elsewhere in this Agreement or in a separate written agreement.

15.7	To the extent that Work Product is created, whether solely by either party or jointly by both parties, in performing this Agreement, and such Work Product relates to Product Design, then: (a) Customer shall solely own such Work Product, notwithstanding disclosure or delivery of such Work Product to Solectron; (b) Customer shall have the right to hold in its own name all Intellectual Property Rights that may be available in (or result from) such Work Product; and (c) Solectron shall have no license, sublicense, right or immunity, either directly, indirectly, or by implication, estoppel or otherwise, under such Intellectual Property Rights, except as expressly provided elsewhere in this Agreement. Hereafter all such Work Product, together with all Pre-existing Work Product solely owned by Customer, shall be referred to as “Customer Work Product”.

15.8	To the extent that Work Product is created, whether solely by Solectron or jointly by Customer and Solectron, in performing this Agreement, and such Work Product relates to Manufacturing Design or Manufacturing Processes, then: (a) Solectron shall solely own such Work Product, notwithstanding disclosure or delivery of such Work Product to Customer; (b) Solectron shall have the right to hold in its own name all Intellectual Property Rights that may be available in (or result from) such Work Product; and (c) Customer shall have no license, sublicense, right or immunity, either directly, indirectly, or by implication, estoppel or otherwise, under such Intellectual Property Rights, except as expressly provided elsewhere in this Agreement. Hereafter all such Work Product, together with all Pre-existing Work Product solely owned by Solectron, shall be referred to as “Solectron Work Product”.

15.9	Notwithstanding anything to the contrary in this Agreement, to the extent that in connection with performing this Agreement, Solectron Work Product is disclosed or delivered to Customer, or incorporated directly into the Products: Solectron grants to Customer a worldwide, nonexclusive, fully paid-up, right and license under Solectron’s Intellectual Property Rights (available in or resulting from the Solectron Work Product) to do any of the following for any purpose: to use, make, have made, reproduce, and prepare derivative works based upon such Solectron Work Product solely in connection with manufacturing Product; subject, however, to the condition that, to the extent that such Solectron Work Product is Confidential Information, the provisions of Section 13 shall apply.

15.10

Notwithstanding anything to the contrary in this Agreement, to the extent that in connection with the performance of this Agreement, Customer Work Product is disclosed or delivered to Solectron, or is incorporated directly into the Products: Customer grants to Solectron during the term of this Agreement, a worldwide, nonexclusive, nontransferable, fully paid-up, right and license under Customer’s Intellectual Property Rights (available in or resulting from the Customer Work Product) to do any of the following solely for the purpose of manufacturing Product and providing related services

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under this Agreement: to use, make, have made, reproduce, and prepare derivative works based upon such Customer Work Product; subject, however, to the condition that to the extent that such Customer Work Product is Confidential Information, the provisions of Section 13 shall apply.

15.11	Except as expressly provided otherwise in this Agreement, nothing in this Agreement shall be deemed to grant to either party, either directly or indirectly, or by implication, estoppel or otherwise, any license, sublicense, right or immunity under any Intellectual Property Rights of the other party or its licensors.

16.0	Termination

16.1	If either party fails to meet any one or more of the terms and conditions as stated in this Agreement, Solectron and Customer agree to negotiate in good faith to resolve such default. If the defaulting party fails to cure such default or submit an acceptable written plan to resolve such default within thirty (30) days following written notice of default, the non-defaulting party shall have the right to terminate this Agreement upon (***) and (***) days notice, except Solectron may terminate this Agreement at any time after such (***) days for defaults which are the result of Customer’s failure to pay any invoice.

16.2	Either party shall have the right to terminate this Agreement, by providing written notice to the other party, if the other party: (i) becomes insolvent; (ii) enters into or files a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (iii) enters into a receivership of any of its assets or; (iv) enters into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

16.3	Either party may terminate this Agreement without cause by giving the other party (***) and (***) days advance written notice. In the event of termination without cause, Solectron will continue shipment of all orders accepted prior to and, at the option of Customer, orders submitted to Solectron within (***) and (***) days after the date of notice.

17.0	Limitation of Liability

17.1

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOST PROFITS, INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, LOSS OF USE, REVENUE OR PROFIT, INTERRUPTION OF BUSINESS OR CLAIMS AGAINST EITHER PARTY OR ITS CUSTOMERS OR ANY THIRD PARTY, WHETHER OR NOT CUSTOMER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE FOREGOING LIMITATION SHALL NOT APPLY TO LOSSES OR DAMAGES WHICH RESULT FROM ANY BREACH OR VIOLATION OF ANY INTELLECTUAL PROPERTY RIGHTS; ANY VIOLATION OF SOFTWARE LICENSE TERMS; INFRINGEMENT OBLIGATIONS AS SET FORTH IN SECTION 18, PERSONAL INJURY, PROPERTY

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DAMAGE OR ANY BREACH OF THE CONFIDENTIAL INFORMATION SECTION OF THIS AGREEMENT.

18.0	Indemnification/Insurance

18.1	Customer will indemnify and defend Solectron from and against any claims alleging infringement of the Trademarks, Technology or other Intellectual Property Rights as a result of Solectron’s performance of Services consistent with this Agreement. As a condition to Customer’s obligation to indemnify Solectron, Solectron must promptly give notice and full details in writing to Customer of: (a) any claims or objections that its use of the Trademarks, Technology or Intellectual Property in connection with the performance of the Services may or will infringe the Intellectual Property Rights of a third person and (b) any and all infringement, threatened infringement, limitation, illegal use or misuse by any person, of the Trademarks, Technology or the Intellectual Property Rights embodied therein which comes to its knowledge and give full authority, information and assistance for the defense and/or settlement of such claim, which defense and/or settlement shall be under the sole control of Customer. Solectron shall reasonably cooperate with Customer in connection with such claims. Customer will indemnify and defend Solectron from and against any loss, cost, damage, claim, expense or other liability arising out of or in connection with or resulting from any personal injury or property damage to the extent caused by the negligent act or omission or willful misconduct of Customer.

Solectron is performing work per Specifications provided by Customer. Therefore, Solectron shall not be liable for the technical adequacy or design of Product(s) produced in accordance with the Specifications; nor shall Solectron be liable for the safety or regulatory compliance of Product(s) produced in accordance with the Specifications, including but not limited to ensuring that the Products meet applicable government or responsible agency regulations. Customer agrees to indemnify and save Solectron harmless from and against all losses, expenses or damages arising out of any claim resulting solely from Solectron’s compliance with Customer’s Specifications. Solectron agrees to indemnify and save harmless Customer from and against all losses, expenses or damages arising out of any claim resulting from Solectron’s failure to comply with Customer’s Specifications and the other requirements of this Agreement.

18.2

Solectron will indemnify and defend Customer from and against any (i) loss, cost, damage, claim, expense or other liability arising out of or in connection with or resulting from any personal injury or property damage to the extent caused by the negligent act or omission or willful misconduct of Solectron; (ii) claim that Solectron’s performance of Services hereunder not consistent with the Specifications infringes any third-party Intellectual Property Rights; (iii) Solectron’s unauthorized modification or alteration of the Specification; or (iv) Solectron’s manufacturing processes. As a condition to Solectron’s obligation to indemnify Customer, Customer must immediately give notice and full details in writing to Solectron of any such claims or objections as described above which comes to its knowledge and give full authority, information and assistance for the defense and/or settlement of such claim, which defense and/or settlement shall be

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under the sole control of Solectron. Customer shall reasonably cooperate with Solectron in connection with such claims.

18.3	In addition to any insurance required elsewhere in this Agreement, both parties shall obtain and maintain, at its own expense, during the term hereof, the following insurance against claims for injuries to persons, damages to property or financial and non-financial loss in connection with the performance of the Services or Products provided hereunder by Solectron, its agents, representatives, employees or subcontractors, in the following minimum amounts:

(i)	General Liability: $2,000,000 per occurrence for bodily injury, personal injury and property damage. If Commercial General Liability Insurance or other form with a general aggregate limit is used, either the general aggregate limit shall apply separately to this project/location or the general aggregate limit shall be twice the required occurrence limit.

(ii)	Automobile Liability: $5,000,000 per accident for bodily injury and property damage.

(iii)	Employer’s Liability: $5,000,000 per accident for bodily injury or disease.

(iv)	Worker’s Compensation as required by applicable law.

(v)	Errors and omissions liability insurance appropriate to the Services.

18.4	Solectron will maintain insurance on any Customer inventory, components, Products and Customer Materials while in Solectron’s custody for full replacement cost.

19.0	General

19.1	Assignment. Neither party shall delegate, assign or transfer its rights or obligations under this Agreement, whether in whole or part, without the written consent of the other party.

19.2	Excusable Delay. Neither party shall be liable for any failure or delay in its performance under this Agreement caused by acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars or any other cause (other than unavailability of funds or credit) beyond the reasonable control of the delayed party provided that the delayed party: (i) gives the other party written notice of such cause promptly after of the discovery of the event; and (ii) uses its best efforts to remedy such delay in its performance; provided, however, that if the cause of any such (***) in Solectron’s performance cannot or is not remedied within (***) business days after the commencement thereof, Customer may (***) this (***) by written notice to (***).

19.3

Export. Each party agrees that it will not knowingly (a) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations), including software received from the other under this Agreement, (b) disclose such technical data for use in, or (c) export or re-export, directly or indirectly, any direct

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product or such technical data, including software, to any destination to which such export or re-export is restricted or prohibited by U.S. or non-U.S. law without obtaining prior authorization from U.S. Department of Commerce and other competent government authorities to the extent required by those laws. This clause shall survive termination or cancellation of this Agreement.

19.4	Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the California, excluding its conflict of laws provisions.

19.5	Notices. Any notice required under this Agreement will be sent either by facsimile (with a copy sent by first-class mail) or by a recognized national overnight courier service, in each case with a confirmation or transmission or delivery as the case may be to be retained by the sending party, to:

Solectron South Carolina	Customer
1000 Technology Drive	Zugestr. 76, 6340 Baar
West Columbia, South Carolina 29170	Switzerland
Attn: Liliana McGee	Attn: Branch Manager

With a copy to:

Solectron Corporation	Customer’s Counsel
12455 Research Blvd., M/S 2273	111 Powdermill Road
Austin, TX 78714-9188	Maynard, MA 01754
Attn: Legal Department	Attn: General Counsel

19.6	Relationship of the Parties. Each of the parties hereto shall conduct the work to be performed hereunder as an independent contractor and not as an agent or employee of the other party. Subject to the terms and conditions of this Agreement, each party shall choose the means to be employed and the manner of carrying out its obligations hereunder. Nothing in this Agreement shall limit the right of Customer or Solectron to develop, have developed, procure and/or market products or services now or in the future, including any which may be competitive with those which are the subject of this Agreement. Neither party shall be required to disclose planning information to the other.

19.7	Relationship Management. Solectron and Customer shall each designate one CPM (a “Customer Program Manager”) or equivalent whose authority and responsibilities will include the following activities:

(i)	attend and conduct such meetings and discussions between the parties as are called for by this Agreement or deemed appropriate by the parties, and otherwise coordinate communications to and within their respective party;

Solectron/Stratus Confidential	25	Final – April 14, 2000

(ii)	designate individuals to make decisions on their behalf for specified issues within his authority, provided that the names of such designees are provided in writing to each party in advance of the delegation of any duties to such individuals hereunder; and

(iii)	jointly appoint representatives to evaluate any issues relating to the work performed pursuant to this Agreement.

Each of the parties shall have the right at any time to change its respective CPM by sending notice of such change to the other party. Until a party is so notified, it shall be entitled to rely upon the authority of the then-current CPM for the other party. The CPMs shall meet in person or by telephone at least once per week during the term of the initial SOW, and at least once per month (or sooner as requested by either CPM) thereafter, for the purpose of reviewing the administration of this Agreement, and at such meeting each party shall advise the other of any problems or issues concerning the other party’s performance of its obligations hereunder of which written notice has not already been given, whether or not such problems have already been raised informally. Customer’s CPM and/or his designee and other representatives of Customer (except for a competitor of Solectron) upon reasonable notice shall be afforded reasonable access during Solectron’s business hours to each of Solectron’s facilities at which Products are being or are scheduled to be produced to inspect and/or test the components and equipment for the Products, including tooling, work in process and finished Products, and to observe the manufacturing of the Products. All such inspections and observation shall be conducted in such a manner as to minimize to the extent practicable any unreasonable interference with the operations of Solectron.

19.8	Publicity. Neither Customer nor Solectron may publicize the existence of this Agreement without written approval by the other party. Upon execution of this agreement, both parties will meet to agree on a mutually acceptable timetable for announcing this agreement, and the content of such announcement. In any event, neither party may furnish a copy of this Agreement, or divulge any specifics hereof, to any third party, unless required to do so by a court of law, a governmental body or pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”) after having made application for confidentiality pursuant to Rule 406 of the Securities Act, as amended, Rule 24-b(2) of the Securities Exchange Act of 1934, as amended, or any similar rule of the Commission with respect to quantities, pricing, cancellation and flexibility, product forecast, material procurement, delivery, payment terms, quality specifications or warranty, information.

19.9	Surviving Terms. The following provisions, as applicable, shall survive termination or expiration of this Agreement: Section 1 (Precedence), Section 5 (Material Procurement), Section 8 (Payment Terms), Section 13 (Confidential Information), Section 14 (Warranty), Section 15 (Intellectual Property/License Grants), Section 17 (Limitation of Liability), and Section 18 (Indemnification/Insurance).

Solectron/Stratus Confidential	26	Final – April 14, 2000

19.10	Section Headings. Section headings in this Agreement are included solely for convenience, and are not to be considered as a part of this Agreement and are not intended to be the full and accurate descriptions of the contents thereof.

19.11	Waiver. Failure by either party to enforce any provision of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or other term and condition.

19.12	Modification. The parties agree this Agreement may not be modified except in writing signed by both parties.

19.13	Severability. Both parties agree that each provision contained herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provision contained in this Agreement shall be for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

19.14	Integration. This Agreement and incorporated Attachments constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous and contemporaneous written and oral proposals, representations, negotiations, and communications between the parties with respect to the subject matter hereof.

19.15	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed the original, but all of which will constitute but one and the same document.

19.16	Attachments. Attachments A, B, C, D and E are hereby incorporated into and made a part of this Agreement.

Solectron/Stratus Confidential	27	Final – April 14, 2000

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective, duly authorized representatives, this              day of             , 2000, to be effective for all purposes on the Effective Date as defined above.

SOLECTRON	STRATUS COMPUTER SYSTEMS S.A R.L. CUSTOMER

/s/ Frank Lugger	/s/ Jivka Agov

By (Duly Authorized)	By (Duly Authorized)

Frank Lugger	Jivka Agov

Typed Name	Typed Name

V.P. & General Mgr., Solectron SC	Financial Controller & Branch Manager

Title	Title

April 18, 2000	April 14, 2000

Date	Date

Solectron/Stratus Confidential	28	Final – April 14, 2000

First Amendment to the

Manufacturing Agreement For Build-To-Print Systems (Agreement No.             )

by and between

Solectron South Carolina and Stratus Computer Systems, S.a r.l.

Dated April 14, 2000

This First Amendment (the “Amendment”) to the Manufacturing Agreement For Build-To-Print Systems (Agreement No.             ) by and between Solectron South Carolina (“Solectron”) and Stratus Technologies International, S.a r.l. (formerly Stratus Computer Systems, S.a r.l.) (“Stratus S.a r.l.”) dated April 14, 2000 (the “Agreement”) is made and entered into as of April 30, 2002. All initially capitalized terms used in the Amendment without definition have the same meaning in this Amendment as in the Agreement.

For and in consideration of the mutual covenants and agreements contained in the Agreement and in this Amendment, Solectron and Customer hereby agree as follows:

(1)	Due to a recent re-organization and re-alignment of business operations within the Stratus group of companies, the Agreement is hereby transferred from Stratus S.a r.l. to Stratus Technologies International Ireland (Stratus Ireland) as follows:

a.	Stratus S.a r.l. hereby assigns to Stratus Ireland all of its rights and delegates to Stratus Ireland all of its duties under the Agreement, effective as of the Effective Date.

b.	Stratus Ireland hereby accepts from Stratus S.a r.l. the assignment of rights and delegation of duties under the Agreement and hereby assumes all obligations of Stratus S.a r.l. to observe and agrees to perform all of the terms, conditions and covenants of the Agreement, and discharge all liabilities arising thereunder, to be observed and/or performed by Stratus
S.a r.l. under the Agreement.

c.	Solectron hereby consents to the foregoing assignment of the Agreement by Stratus S.a r.l. to Stratus Ireland and hereby releases Stratus S.a r.l. from all liabilities under the Agreement arising in time after the Effective Date.

(2)	The following is added as Section 2.5.1: “First Customer Ship (‘FCS’) is when a Product first ships to Customer’s customer.”

(3)	The first sentence of Section 2.8 is hereby changed to read as follows:

2.8 Statement(s) of Work (“SOW”) – documents incorporated herein as Attachment A(s) and agreed to in writing by both parties, which describe the work to be performed on new Products or programs,....”

(4)	The renewal language of Section 3 notwithstanding, the parties hereby agree that the Agreement’s term shall be extended through June 16, 2005, unless terminated earlier as provided in the Agreement.

(5)	Section 4.1 is hereby changed to read as follows:

“4.1 Customer will provide electronic purchase orders (“Purchase Orders” or “Orders”) using Customer’s Oracle system [fax or hardcopy purchase orders may be also issued by Customer, but this shall be the exception] for Product, at least eight (8) business days in advance of the earliest requested ship date set forth in such Order. Such Orders shall be effective upon acceptance by Solectron. Each Purchase Order will include complete “Invoice to” and “Ship to” addresses; quantity, description and price for each item; this Agreement number; and the ship date, all in accordance with this Agreement. Customer may change the “Invoice to” and “Ship to” addresses set forth in any Purchase Order by giving notice of such change in writing to Solectron at least forty-eight (48) hours prior to the applicable ship date. The term “sales order” as used in the Customer Oracle system shall mean and refer to Purchase Orders or Orders. The term “delivery date” appearing on Customer’s Orders or change orders means the date Products arrive at the delivery location designated by Customer.”

(6)	Section 5.2 is amended as follows:

In the second sentence, the words “(***) ((***))” are replaced with “(***) ((***)).” The fifth sentence is deleted in its entirety and replaced with the following:

If Customer fails to consume the Excess Material by the end of the (***) month, (***) agrees to (***) for its normal total acquisition cost of those materials, including, without limitation, item cost and handling charges. Solectron will continue, at Customers option, to hold the Excess Material purchased by Customer subject to a (***) of (***) percent. Notwithstanding the above (***) agrees to (***) on a (***) basis any Excess Material required to maintain Solectron owned material for ftServer (***) product at a minimum of (***) turns per year based on the following calculation: (***) for the prior (***) plus forecasted (***) for the current (***) x (***) divided by (Month (***) + (***) Ending (***))/(***). For audit purposes Solectron will provide part number documentation for all material purchased by Customer.

(7)	Add as new Section 5.5, the following:

“5.5 In the event Customer does not (***) a (***) unit (***) of (***) systems per (***); with an average (***) unit (***) of (***) dollars, (***) reserves the right to (***) a (***) to (***) overhead (***) associated with the (***).

(8)	Section 8.6 is amended by deleting the words “and stated in the applicable SOW.”

(9)	Section 9.8, the words “Pre-GA” in the second sentence are hereby deleted and replaced with the words “Pre-FCS.”

(10)	Section 14.2 is amended by deleting the following words at the end of the first sentence: “described in each SOW.”

(11)	“Attachment F – Volume Pricing Model for ftServer 6500” is hereby added to this Agreement.

(12)	“Attachment G – Volume Incremental Cost Guidelines for ftServer 6500” is hereby added to this Agreement.

(13)	“Attachment Al – New Products Statement of Work (SOW)” is hereby added to this Agreement and replaces Attachment A in its entirety.

(14)	Except as specifically amended in this Amendment, all other terms and conditions of the Agreement remain in full force and effect. Capitalized terms used in this Amendment, unless otherwise defined in this Amendment, have the meaning given them in the Agreement.

Solectron	Stratus Technologies Ireland Ltd.

/s/ Frank Lugger	/s/ Michael O’Keeffe

By (Signature)	By (Signature)

Frank Lugger	Michael O’Keeffe

Name (Print)	Name (Print)

V.P. & G. M.	Director

Title	Title

6/26/02	8/7/02

Date	Date

Stratus Technologies International S.a r.l.

/s/ Zahid Zakiuddin

By (Signature)

Zahid Zakiuddin

Name (Print)

Manager

Title

8/19/02

Date

Attachment F: ftServer 6500 Volume Pricing Model

ftServer 6500 Volume Pricing Model
Annual System Forecast	(***)
Material Overhead (M.O.H. %)	(***)%
Freight In Material Charge	(***)%
Assembly Cost/System	Labor Rate $(***)/hr
Test Cost/System	Labor Rate $(***)/hr
Total MOH and Freight In	(***)%

Solectron/Stratus Confidential

Attachment G – ftServer 6500 Volume Incremental Cost Guidelines

Attachment G - Volume Incremental Cost Guidelines for ftServer 6500

Ref No.	Description/Coverage		Cost	Threshold (GA +(***) months)	Comments
4.4	System Cancellation	- Not started - Assembled - Completed - Packed	$(***) $(***) $(***) $(***)	(***) occurrence (***) occurrence (***) occurrence (***)

4.4	System Reschedule	- Not started - Assembled - Completed - Packed	$(***) + $(***) carrying charge $(***) carrying charge $(***) carrying charge $(***) carrying charge	(***) occurrences (***) occurrences (***) occurrence (***)

4.4	Reconfiguration (CPU subassembly only)	- Not started - Assembled - Completed - Packed	$(***) $(***) $(***) $(***)	(***) occurrences (***) occurrences (***) occurrence (***)

4.5	Premiums, expediting, other fees for upsides, outside of flexibility parameters		Cost incurred per incident	n/a	Approval process to be defined

5	Supplier cancellation charges and Rework		Cost incurred	n/a	E&O mitigation/reduction

5.2	Excess inventory carrying fees for material > (***) days		(***)% / (***)	n/a	Current SLR E&O report to be used

9	Supplier Management		As needed for non-current preferred suppliers	n/a	No (***) for SLR current (***) supplier

10	Engineering Change Order Management		tdb	n/a	(***) to be assessed for PCBA ECO mgmt and additional reporting.

11.4	No Defect Found (NDF)		$ (***) rate	(***) % of monthly DOAs

	Engineering Services: component qualification, compliance, software certification, agency certifications, etc.		Per RFQ	n/a	Customer RFQ is needed.

Others	Business activities and reporting		tdb	n/a	SLR will assess cost (***) become (***).

Solectron/Stratus Confidential